Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

Dated: February 20, 2014

CMEA Ventures VII GP, LLC

By:	/s/ David Collier
David Collier, Manager

CMEA Ventures VII GP, L.P.

By:	CMEA Ventures VII GP, LLC
Its:	Sole General Partner

By:	/s/ David Collier
David Collier, Manager

CMEA Ventures VII, L.P.

By:	CMEA Ventures VII GP, LP
Its:	Sole General Partner

By:	/s/ David Collier
David Collier, General Partner

CMEA Ventures VII (Parallel), L.P.

By:	CMEA Ventures VII GP, LP
Its:	Sole General Partner

By:	/s/ David Collier
David Collier, General Partner

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